                                                                 Exhibit (h)(93)


                         OMNIBUS SUBACCOUNTING AGREEMENT

     AGREEMENT made as of July 3, 2003 by and between Pershing LLC ("Pershing") and One Group Mutual Funds ("One Group").

     WHEREAS, each of the investment companies listed on Schedule A hereto, as such Schedule may be amended from time to time (collectively, the "Funds", and each a "Fund"), is a a series of an investment company registered under the Investment Company Act of 1940, as amended; and

     WHEREAS, Pershing is registered under the Securities Exchange Act of 1934, as amended, as a Broker-Dealer; and

     WHEREAS, Pershing has entered into a fully disclosed clearing agreement with introducing broker dealers ("IBDs"); and

     WHEREAS, Pershing has entered into an agreement with One Group Dealer Services, Inc., One Group's distributor, pursuant to which it sells shares of the Funds to customers of the IBDs; and

     WHEREAS, for the convenience of its customers Pershing is the record owner of such shares and maintains one or more omnibus accounts with each of the Funds which represent multiple customers of Pershing and its IBDs; and

     WHEREAS, Pershing tracks the beneficial ownership of such shares and distributes dividends and shareholder information and performs other services for its customers' benefit as set forth on Schedule B (collectively, the "Services"); and

     WHEREAS, the Funds receive a direct benefit from Pershing performing the Services that the Funds would otherwise perform, or have performed, on behalf of such customers.

     NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter contained, each party hereto agrees, as follows:

     1. Performance of Services. Pershing agrees to perform the Services specified on Schedule B for the benefit of the shareholders of the Funds maintaining shares of any of such Funds in brokerage accounts with Pershing and its IBDs and whose shares are included in the omnibus accounts referred to above (each a "Customer" and collectively, the "Customers"). One Group agrees to perform the activities specified on Schedule D.

     2. Maintenance of Records. Pershing agrees that it will maintain and preserve all records as required by law to be maintained and preserved in connection with providing the Services, and will otherwise comply with all laws, rules, and regulations applicable to the Services. Upon reasonable request of One Group, Pershing will arrange access to its facilities and shall provide copies of all the historical records relating to transactions in shares of the Funds on behalf of the Customer accounts, and other related materials, as are maintained by Pershing in the ordinary course of its business to enable One Group or its representatives to: (a) monitor and review the Services, (b) comply with any request of a government body or self-regulatory organization or a shareholder, (c) verify compliance by Pershing with the terms of this Agreement, or (d) make required regulatory reports, or (e) Pershing agrees to provide One Group with the name and CRD number of any new IBD no less than 10 business days prior to allowing such new IBD to place orders for Fund shares. If One Group determines that there is not an appropriate agreement in force with IBD (Non-Complying IBD), One Group will inform Pershing that no trades can be accepted from the Non-Complying IBD until an appropriate agreement is in full force and effect, at which time One Group will notify Pershing that trades may be accepted. Pershing agrees not to accept trades from a Non-Complying IBD until so notified by One Group. Pershing agrees that it will permit One Group or such representatives to have reasonable access to its personnel and records in order to facilitate the monitoring of the quality of the Services. Notwithstanding this provision, it is understood and agreed that the names and addresses of Pershing's customers (including the Customers) are the exclusive property of Pershing and IBDs.

     3. Confidentiality. One Group agrees that it and its representatives given access to Pershing's facilities and/or records in accordance with Paragraph 2 hereto shall treat all records and any information obtained in connection with access to Pershing's facilities as confidential and shall not disclose information contained therein except as permitted under Paragraph 2. All such records and information maintained by Pershing and its affiliates in connection with this Agreement are the exclusive property of Pershing and its IBDs and shall remain so notwithstanding any release thereof in accordance with the terms of this Agreement. No person having access to such records or information may use such records or information to solicit, directly or indirectly, any customer of Pershing or any customer of its IBDs for any purpose. The provisions of Sections 2 and 3 shall survive the termination of this Agreement.

     4. Fees. In consideration of the Services provided hereunder, One Group shall pay to Pershing the amounts set forth in Schedule C hereto ("Service Fees"). Payment shall be prorated and payable quarterly, in arrears, based on the number of open positions with balances in existence on the last day of the previous calendar quarter. Service Fees due under this Agreement shall be due and paid on or before the thirtieth (30th) calendar day after receipt by One Group of an invoice from Pershing (the "Due Date"), which invoice shall include an enumeration of the open customer accounts underlying the omnibus account by CUSIP number with respect to which Pershing is eligible to receive the Service Fees. Notwithstanding anything herein to the contrary, One Group shall notify Pershing in writing (which shall include requests sent via electronic means) on or before the Due Date of any charges that it is disputing in good faith. Payment for such disputed charges only shall be due on or before the close of the fifth (5th) business day after the day on which One Group accepts the charges as appropriate.

     5.   Indemnification; Liability.

     (a) Pershing shall indemnify and hold harmless One Group and each of its directors, officers, employees and agents from and against any and all direct claims, demands, actions, losses, damages, liabilities, costs, charges and expenses of any nature ("Losses") that One Group may incur (including, without limitation, reasonable attorneys' fees and expenses) arising out of the non-performance of Pershing of its responsibilities under this Agreement, except to the extent any such losses are caused, or contributed to, by One Group. One Group shall indemnify and hold harmless Pershing and each of its directors, officers, employees and agents from any and all direct Losses that Pershing may incur (including, without limitation, reasonable attorneys' fees and expenses) arising out of (i) any claim relating to misrepresentation or omission in any prospectus or supplement thereto, SAI, registration statement, annual report, proxy statement or other documentation relating to the Fund, or in any advertising or related material or information provided or approved by One Group or any Fund, or (ii) the non-performance of One Group of its responsibilities under this Agreement, except to the extent such losses are caused, or contributed to, by Pershing.

     (b) Promptly, but in no event later than thirty days after the receipt by any party (the "Indemnitee") of notice of any claim, determination, suit or cause of action with respect to which the other party (the "Indemnifying Party") is obligated to provide indemnification pursuant to this Section 5, the Indemnitee shall give the Indemnifying Party written notice thereof and the Indemnifying Party shall be entitled to assume control of the defense and the negotiations, if any, regarding settlement of the matter. If the Indemnifying Party assumes such control, the Indemnitee shall be entitled to participate in the defense and negotiations of such matter at its own expense. The parties agree to cooperate in such negotiations, defense or settlement and to give each other full access to any information relevant thereto. The Indemnitee shall not enter into any settlement of such matter without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed, and the Indemnifying Party shall not be obligated to indemnify the Indemnitee for any settlement entered into without the written consent of the Indemnifying Party. If the consent of the Indemnitee is required to effectuate any settlement and the Indemnitee refuses to consent to any settlement negotiated by the Indemnifying Party, then the liability of the Indemnifying Party for losses arising out of or due to such matter shall be limited to the amount of the rejected proposed settlement.

     (c) Except in the case of its negligence or willful misconduct, or as provided in Item 12 on Schedule B, Pershing's liability hereunder is limited to the amounts paid hereunder to Pershing by One Group as Service Fees during the 12 month period immediately prior to the event for which recovery from Pershing is being sought. IN NO EVENT AND UNDER NO CIRCUMSTANCES SHALL EITHER PARTY UNDER THIS AGREEEMNT BE LIABLE TO ANY PERSON, INCLUDING WITHOUT LIMITATION THE OTHER PARTY, FOR PUNITIVE, CONSEQUENTIAL, INDIRECT OR OTHER SPECIAL DAMAGES UNDER ANY PROVISION OF THIS AGREEMENT OR FOR ANY ACT; OR FAILURE TO ACT HEREUNDER, EVEN IF ADVISED OF THE POSSIBILITY THEREOF.

     (d) Neither party shall be in default by reason of any failure in performance of this Agreement in accordance with its terms (other than a required payment of money -- unless the banking system is closed) if such failure arises out of causes beyond the control and without the fault or negligence of such party. Such causes may include, but are not restricted to, acts of God or of a public enemy, war, terrorism, acts of the government in either its sovereign or contractual capacity, fires, floods, epidemics, quarantine restrictions, strikes, work stoppages, freight embargoes, failures or shortages of equipment, utilities or communications, and unusually severe weather.

     (e) The provisions of this Section 5 shall survive the termination of this Agreement.

     6. Termination. This Agreement may be terminated, without penalty, at any time by Pershing or One Group in whole, or in part with respect to one or more of the Funds, upon 60 days written notice to the other party. However, in the event of termination of this Agreement by Pershing, Pershing shall be responsible for making alternative service provider recommendations reasonably acceptable to One Group and the Funds for the replacement of the services provided under this Agreement . One Group and the Funds agree to enter into a written agreement with at least one of the recommended service providers to perform replacement services at the service provider(s)' negotiated rate for such services. Alternative arrangements must be in place before Pershing is relieved of its obligations under this Agreement and Pershing shall be responsible for expenses related to the transfer of such accounts from Pershing to the alternate service provider.

     7. Entire Agreement. This Agreement, including its Schedules, constitutes the entire agreement between the parties with respect to the matters dealt with herein, and supersedes any previous agreements and documents with respect to such matters.

     8. Notice. All communications under this Agreement shall be written and sent to Pershing at Pershing's offices at One Pershing Plaza, Jersey City, NJ 07399 and to

          One Group at the address provided at the end of this Agreement. Notice shall be deemed to have been given on the date it was delivered personally to the other party or any officer or was either received by express delivery or telecopy (with receipt) by the other party at its address specified in this Agreement. Either party may change the address to which communications to it shall be sent by giving notice thereof in accordance with this provision.

     9. Amendments. This Agreement may be amended unilaterally, at any time and from time to time, to add or remove Fund(s) to Schedule A by delivery to Pershing of a new Schedule A containing the names of additional Funds. Subject to the foregoing, this Agreement may only be amended by an agreement in writing signed by both parties.

     10. Assignment. The rights and obligations of One Group hereunder may be assigned without the prior written consent of Pershing. The rights and liabilities of Pershing hereunder shall not be assigned without the prior written consent of One Group which consent shall not be unreasonably withheld except that this Agreement and the rights and liabilities thereof may be assigned by Pershing to an affiliate without such consent. Subject to the foregoing, this Agreement shall be binding on and inure to the benefit of the respective successors and assigns of the parties hereto.

     11. Governing Law. This Agreement shall be governed by the laws of the State of New York, excluding that body of law applicable to choice of law.

     12. Use of Trademarks and Names. Neither party shall use the registered trademarks, service marks, logos, names or any other proprietary designations of the other party without that party's prior written approval.

     13. Relationship of the Parties. The parties agree that in performing their responsibilities pursuant to this Agreement they are in the position of independent contractors. This Agreement is not intended to create, nor does it create and shall not be construed to create, a relationship of partner or joint venturer or any association for profit between and among the parties.

     14. No Third Party Beneficiaries. This Agreement is between the parties and is not intended to confer any benefits on any third parties including, but not limited to, Fund shareholders. There are no third party beneficiaries to this Agreement.

     15. Severability. If any provision or condition of this Agreement shall be held to be invalid or unenforceable by any court or regulatory or self-regulatory agency or body, all other provisions of this Agreement shall nevertheless remain in full force and effect.

     16. Anti-Money Laundering. One Group, consistent with its role as a registered investment company, and Pershing, consistent with its role as a clearing broker (which may include reasonable reliance on IBDs as permitted by applicable regulation) will comply with all applicable laws and regulations aimed at preventing, detecting, and reporting money laundering and suspicious transactions and will take all necessary and appropriate steps, consistent with applicable regulations and generally accepted industry practices, to (i) obtain, verify, and retain information with regard to investor identification and (ii) to maintain records of all investor transactions. Pershing will (but only to the extent consistent with applicable law) take all steps necessary and appropriate to provide One Group with any requested information about investors and accounts in the event that One Group shall request such information due to an inquiry or investigation by any law enforcement, regulatory, or administrative authority. To the extent permitted by applicable law and regulations, Pershing will notify One Group of any concerns that Pershing may have in connection with any investor in the context of relevant anti-money laundering legislation/regulations.

     17. Limitation of Liability of the Trustees and Shareholders. The names 'One Group Mutual Funds' and 'Trustees of One Group Mutual Funds' refer respectively to the Trust created and the Declaration of Trust dated May 23, 1985, as amended and restated February 18, 1999, to which reference is hereby made and a copy of which is on file at the office of the Secretary of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of 'One Group Mutual Funds' entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with any series of shares of the Trust must look solely to the assets of the Trust belonging to such series for the enforcement of any claims against the Trust.

     18.  Account Conversion.

          (a) Costs and expenses related to converting One Group positions on Pershing's books and records from Level-3 Networking status to omnibus status will be borne by Pershing. For the avoidance of doubt, such cost and expenses shall include, but not be limited to, (i) conversion related charges from One Group's transfer agent for programming, staffing, oversight, etc., (ii) closed account charges from One Group's transfer agent up to the fund's contractural rate (currently $2.10 per closed position)..

          (b) Prior to conversion from Level-3 Networking status to omnibus status, Pershing will maintain a test omnibus account with One Group. Conversion to full omnibus status will occur only after parallel testing and system acceptance by One Group.

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

One Group Mutual Funds


By: /s/ Robert L. Young
    -----------------------------------
Print Name: Robert L. Young
            ---------------------------
Title: Vice President
       --------------------------------
Address: 1111 Polaris Parkway
         Suite 2-G/J/K
         Columbus, OH 43240
         ------------------------------


PERSHING LLC


By: /s/ David H. Slavik
    -----------------------------------
Print Name: Davis H. Slavik
            ---------------------------
Title: Director  July 3, 2003
       --------------------------------

                                   SCHEDULE A
                             One Group Mutual Funds
                              As of June ___, 2003

                                                                                               Administrative
FUND                                         Class A   Class B   Class C   Class I   Class S       Class
----                                         -------   -------   -------   -------   -------   --------------
1.Small Cap Growth                              X         X         X         X
-------------------------------------------------------------------------------------------------------------
2.Small Cap Value                               X         X         X         X
-------------------------------------------------------------------------------------------------------------
3.Mid Cap Growth                                X         X         X         X
-------------------------------------------------------------------------------------------------------------
4.Mid Cap Value                                 X         X         X         X
-------------------------------------------------------------------------------------------------------------
5.Diversified Mid Cap                           X         X         X         X
-------------------------------------------------------------------------------------------------------------
6.Large Cap Growth                              X         X         X         X
-------------------------------------------------------------------------------------------------------------
7.Large Cap Value                               X         X         X         X
-------------------------------------------------------------------------------------------------------------
8.Equity Income                                 X         X         X         X
-------------------------------------------------------------------------------------------------------------
9.Diversified Equity                            X         X         X         X
-------------------------------------------------------------------------------------------------------------
10.Balanced                                     X         X         X         X
-------------------------------------------------------------------------------------------------------------
11.Equity Index                                 X         X         X         X
-------------------------------------------------------------------------------------------------------------
12.Market Expansion Index                       X         X         X         X
-------------------------------------------------------------------------------------------------------------
13.International Equity Index                   X         X         X         X
-------------------------------------------------------------------------------------------------------------
14.Diversified International                    X         X         X         X
-------------------------------------------------------------------------------------------------------------
15.Health Sciences                              X         X         X         X
-------------------------------------------------------------------------------------------------------------
16.Ultra Short-Term Bond                        X         X         X         X
-------------------------------------------------------------------------------------------------------------
17.Short-Term Bond                              X         X         X         X
-------------------------------------------------------------------------------------------------------------
18.Intermediate Bond                            X         X         X         X
-------------------------------------------------------------------------------------------------------------
19.Bond                                         X         X         X         X
-------------------------------------------------------------------------------------------------------------
20.Income Bond                                  X         X         X         X
-------------------------------------------------------------------------------------------------------------
21.Government Bond                              X         X         X         X
-------------------------------------------------------------------------------------------------------------
22.Treasury & Agency                            X         X                   X
-------------------------------------------------------------------------------------------------------------
23.High Yield Bond                              X         X         X         X
-------------------------------------------------------------------------------------------------------------
24.Short-Term Municipal Bond                    X         X         X         X
-------------------------------------------------------------------------------------------------------------
25.Intermediate Tax-Free Bond                   X         X                   X
-------------------------------------------------------------------------------------------------------------
26.Tax-Free Bond                                X         X                   X
-------------------------------------------------------------------------------------------------------------
27.Municipal Income                             X         X         X         X
-------------------------------------------------------------------------------------------------------------
28.Arizona Municipal Bond                       X         X                   X
-------------------------------------------------------------------------------------------------------------
29.Kentucky Municipal Bond                      X         X                   X
-------------------------------------------------------------------------------------------------------------
30.Louisiana Municipal Bond                     X         X                   X
-------------------------------------------------------------------------------------------------------------
31.Michigan Municipal Bond                      X         X                   X
-------------------------------------------------------------------------------------------------------------
32.Ohio Municipal Bond                          X         X                   X
-------------------------------------------------------------------------------------------------------------
33.West Virginia Municipal Bond                 X         X                   X
-------------------------------------------------------------------------------------------------------------

                                                                                               Administrative
FUND                                         Class A   Class B   Class C   Class I   Class S        Class
----                                         -------   -------   -------   -------   -------   --------------
34.Investor Growth                              X         X         X         X
-------------------------------------------------------------------------------------------------------------
35.Investor Growth & Income                     X         X         X         X
-------------------------------------------------------------------------------------------------------------
36.Investor Balanced                            X         X         X         X
-------------------------------------------------------------------------------------------------------------
37.Investor Conservative Growth                 X         X         X         X
-------------------------------------------------------------------------------------------------------------
38.Prime Money Market                           X         X         X         X
-------------------------------------------------------------------------------------------------------------
39.U.S. Treasury Securities Money Market        X         X         X         X
-------------------------------------------------------------------------------------------------------------
40.Municipal Money Market                       X                             X
-------------------------------------------------------------------------------------------------------------
41.Michigan Municipal Money Market              X                             X
-------------------------------------------------------------------------------------------------------------
42.Ohio Municipal Money Market                  X                             X
-------------------------------------------------------------------------------------------------------------
43.U.S. Government Securities Money Market      X                             X
-------------------------------------------------------------------------------------------------------------
44.Institutional Prime Money Market                                           X         X            X
-------------------------------------------------------------------------------------------------------------
45.Treasury Only Money Market                                                 X         X            X
-------------------------------------------------------------------------------------------------------------
46.Government Money Market                                                    X         X            X
--------------------------------------------------------------------------------------------------------------
47.Technology                                   X         X         X         X
-------------------------------------------------------------------------------------------------------------
48.Mortgage-Backed Securities                   X                             X
-------------------------------------------------------------------------------------------------------------
49.Market Neutral Fund                          X         X         X         X
-------------------------------------------------------------------------------------------------------------

                                   SCHEDULE B

     Pursuant to the Agreement by and among the parties hereto, Pershing shall perform the following Services:

     1. Maintain separate records for each Customer with respect to each of the Funds held by such Customer, which records shall reflect shares purchased and redeemed, including the date and price for all transactions, and share balances. Pershing shall maintain a separate omnibus account for each Fund with the transfer agent of the Funds representing the position of such Customers, and such account shall be in the name of Pershing or its nominee as the record owner of the shares owned by such Customers.

     2. Transmit to the Funds purchase, redemption and exchange orders on behalf of each Customer via NSCC. Dividend and capital gain cash distribution transactions will be treated as separate orders via NSCC, to be called into One Group as estimates on ex date plus 1 prior to 10:00 am est.

          Customer orders for Fund shares must be time stamped and received by Pershing or IBDs prior to the close of business of the New York Stock Exchange (generally 4:00 p.m. Eastern Time) on each day that the Funds are open for business or as provided in the applicable One Group prospectus. Orders for purchases, exchanges and redemptions must be received by the Funds via NSCC by 8:00 p.m. Eastern Time on the date of purchase. Pershing shall make reasonable efforts to ensure that payment for shares purchased is received by One Group prior to 4:00 p.m. Eastern Time on settlement date, which shall be no later than three business days after such purchase is made. One Group shall make reasonable efforts to ensure that payment for shares is received by Pershing no later than three business days after a redemption is made, or in accordance with the Fund's prospectus.

     3. Prepare and transmit to Customers periodic account statements at least quarterly, and as frequently as required by law, showing the total number of shares owned by Customers as of the statement closing date, purchases and redemptions of Fund shares by Customers during the period covered by the statement and the dividends and other distributions paid to Customer during the statement period (whether paid in cash or reinvested in Fund shares).

     4. At One Group's reasonable written request (which shall include requests sent via electronic means) provide or cause to be provided at no additional charge to One Group, such information as One Group is required to send to shareholders under the federal securities laws.

     5. Based solely on requirements provided to Pershing in writing by One Group, provide, or cause to be provided, to the Funds daily and periodic reports to assist each of the Funds and its distributor in complying with State Blue Sky requirements.

     6. Based solely on requirements provided to Pershing in the One Group prospectus, calculate the contingent deferred sales charge ("CDSC") for each affected transaction, and forward, or cause to be forwarded, such calculations to the Funds on a weekly basis, in a form agreed upon by both parties. Upon request, Pershing shall supply or cause to supply documentation supporting CDSC waived transactions to One Group.

     7. Prepare, file or transmit federal, state and local government tax reporting with respect to each Customer account.

     8. Prepare reports indicating the identity of the registered representative and branch location responsible for each transaction, the dollar amount and number of shares. Reports to be provided to One Group in the specified format after each nightly cycle on the sub accounting platform.

     9. Disburse or credit to the Customer accounts, and maintain records of, all proceeds of redemption of shares and all other distributions not reinvested in shares of the Funds.

     10. Pershing will calculate 12b-1 trail commissions in accordance with written procedures provided by One Group for disbursement to IBDs on a monthly basis.

     11. Based solely on (a) requirements provided to Pershing in the One Group prospectus and (b) any information provided to Pershing by IBDs, make reasonable efforts to determine the appropriate front end load for each Customer. In making this determination, Pershing will consider only holdings of the applicable Fund by the Customer in accounts maintained at Pershing, as well as any other holdings identified to Pershing in writing by IBDs.

     12. Use best efforts to process all trade adjustments resulting from a Pershing or IBD error through the NSCC Corrections facility or by other systematic means.

     13. Based solely on requirements provided to Pershing in the One Group prospectus, calculate redemption fees for each affected transaction in Funds assessing a redemption fee, and forward such payments and calculations to the Funds on a weekly basis, in a form agreed upon by both parties.

     14. Based solely on requirements provided to Pershing in writing by One Group, support special promotional pricing programs.

     15. Provide, or cause to be provided, One Group with Class B and Class C share lot tracking and transfer history within two (2) business days of the date of transfer from the Pershing omnibus account.

     16. Process Class B to Class A conversions in the manner provided in the One Group prospectus.

     17. Provide annually, at no cost to One Group, a SAS 70 Type II report relating to Pershing's omnibus processing control environment.

     18. Enter into a mutually agreed upon service level agreement designed to ensure that quality, timeliness and accuracy standards are met.

     19. Support fully future One Group enhancements including, but not limited to, new fund offerings, new share class offerings, changes to existing commission structures and fund mergers/acquisitions.

     20. Provide, or cause to be provided, monthly reporting of assets at the registered representative level and by asset type, including a full position file, in the format and delivery specified by One Group.

     21. Employ reasonable efforts to enforce One Group's minimum account balance requirements as disclosed in the appropriate One Group prospectus

     22. Pershing will provide or cause to provide to One Group the following Class B financing reports by the end of the second business day of each month.

          Distributor Liability Report in aggregate, Distributor Liability by Lender, Redemption Analysis Report in aggregate, Redemption Analysis Report by Lender, Cumulative Recap & Shares control sheet

          Pershing will wire CDSC money daily to the distributor. In addition a Redemption Analysis Report will be run on the 15th and the end of each month. This analysis report will be provided to One Group within 2 business days.

          Pershing agrees to work in concert with One Group and be responsible for reconciling any share or dollar balance discrepancies identified by One Group or Pershing. If discrepancies are not resolved within 2 weeks of first notification, One Group reserves the right to withhold any payments owed until such discrepancies are resolved.

                                   SCHEDULE C

Money Market Funds   $4.00 per open position.

Variable NAV Funds   $16.00 per open position equal to or greater than the fund minimums as disclosed in the One Group prospectus up to 800,000 open fund (non-money market fund) positions$12.00 per open fund (non-money market fund) position in excess of 800,000 positions. Money market funds are excluded from these fund total calculations.

Variable NAV Funds   $12.00 per open (non-money market fund ) position less
                     than the fund minimums as disclosed in the One Group prospectus.


Closed Accounts      $0.00.

                                   SCHEDULE D

     Pursuant to the Agreement by and among the parties hereto, One Group shall perform the following activities:

1. Employ best efforts to prevent all unauthorized manual processing into any Pershing registered fund accounts. Applicable activity includes, but is not limited to, transfers, account setup, distribution option changes, and direct trading. Any manual processing completed without signature guaranteed instruction from Pershing will, at Pershing's request, be reversed without liability to Pershing.

2. Provide via One Group prospectus procedures for all Letter of Intent ("LOI") and Rights of Accumulation ("ROA") processing. Any changes in policy must be communicated in writing at least ten (10) business days prior to implementation.

3.   Employ best efforts to communicate all trade rejects to Pershing via NSCC.

4. Notify Pershing both verbally and in writing of any corporate actions including but not limited to mergers, liquidations, splits, and name changes at least ten (10) business days prior to the events' effective date.

5. Notify Pershing in writing or via the One Group prospectus of all Fund requirements relating to (a) calculation of contingent deferred sales charges (see Schedule B (6) above); (b) calculation of Rule 12b-1 trail commissions (see Schedule B (10) above); and (c) determination of the appropriate front end load (see Schedule B(11) above).

6. Suppress all 12b 1 payments for the designated street side BIN ("House Account"). All 12b 1 payments shall be due and paid on or before the tenth
     (10th) business day after receipt of the monthly invoice by One Group.

7. Provide all pertinent dividend information to Pershing including, but not limited to, daily accrual rates on a daily basis, dividend rates, and all record date/ex-date/payable date information prior to a mutually agreed upon deadline.

8. Suppress the mailing of all statements, confirms, and marketing material on the designated street-side BIN ("House Account").

9. Transmit all position files on the second and last Friday of every month. Create and transmit F75-78 activity (when applicable) on all transfers from Network Level 3 accounts, excluding the House Account.

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10.  Employ best efforts to process all manual instructions within two (2)
     business days of receipt. The corresponding confirmation or rejection should be sent via fax or e-mail.